UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement
Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		☒
Filed by a Party other than the Registrant		☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

StoneCastle Financial Corp.

(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐  Fee paid previously with preliminary materials.

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

The StoneCastle Financial Corp. (BANX) PROXY IS LIVE

We encourage you and your clients to vote when they receive their BANX proxy materials, which are arriving this week.

We’re reaching out to all StoneCastle Financial Corp. shareholders as of record date, December 27, 2019 who are receiving proxy materials to vote on two proxy proposals:

Proposal 1:	Approval of the New Investment Advisory Agreement

Proposal 2:	Election of Directors

The StoneCastle Financial Corp. Board of Directors recommends shareholders vote “FOR” both proposals.

Remind clients to vote by:

1)	Mail your signed and voted proxy back in the postage paid envelope provided.

2)	By Phone with a live operator when you call toll-free 1-866-828-6931 Monday through Friday 9a.m. to 10p.m. Eastern Time.

3)	Online at proxyonline.com using your proxy control number.

Calls to investors begin January 15th.

Those investors who have already voted will not be called.

Get more information on the vote:

CALL:	1-866-828-6931

VISIT:	www.proxyonline.com/docs/stonecastlefinancialcorp2020.pdf

For Additional Information

A proxy statement was mailed to stockholders commencing the week of January 6, 2020. You can obtain the proxy statement and other documents filed with the SEC by StoneCastle Financial Corp. free of charge from the SEC’s website, www.sec.gov, and from StoneCastle Financial Corp.’s website, www.stonecastle-financial.com, or by contacting StoneCastle Financial Corp.’s Investor Relations at 347-887-0324.

Thank you for your time and prompt attention.